Exhibit 99.2

REXFORD INDUSTRIAL REALTY, INC. ANNOUNCES SECOND

QUARTER 2013 FINANCIAL RESULTS

– Same Property Portfolio Occupancy Increases 10.6 Percentage Points to 88.5% Since Second Quarter 2012 –

– Same Property Portfolio Cash NOI Up 20.8% Compared to Second Quarter 2012 –

– Acquisition of Six Properties Totaling $87.8 Million since March 2013 –

Los Angeles, California – September 3, 2013 – Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) that specializes in acquiring, owning and operating industrial properties located in Southern California infill markets, today announced its financial results for the second quarter ended June 30, 2013.

Operational and Financial Highlights:

•	Quarterly NOI for our Same Property Portfolio increased 18.4% and Cash NOI for our Same Property Portfolio increased 20.8% compared to the second quarter of 2012

•	Same Property Portfolio occupancy increased 10.6 percentage points to 88.5% compared to the second quarter of 2012

•	Signed new and renewal leases totaling 489,200 square feet, resulting in approximately 161,000 square feet of positive net absorption and increased renewal spreads of 8.2% during the second quarter of 2012

•	Acquired four properties, with approximately 741,000 square feet, for $73.8 million

•	Subsequent to the end of the quarter, acquired two properties, totaling 124,000 square feet, for approximately $14.0 million

“We are extremely pleased with the performance of our business in the second quarter,” commented Michael Frankel, Rexford Industrial’s Co-Chief Executive Officer. “Our Same Property Portfolio generated a 12% increase in revenue and an 18% increase in NOI. Our infill Southern California industrial portfolio continues to see positive absorption, with leasing economics improving as the regional economy strengthens. Lower concessions and rebounding rents resulted in positive renewal spreads. On the external growth front, Rexford Industrial is actively pursuing acquisitions and since the start of the second quarter, we have acquired six industrial properties for a total of $87.8 million. With the completion of our initial public offering in July, we are well-positioned to continue to execute on our external growth strategy, capitalizing on our deal sourcing capabilities and deep market relationships.”

Financial Results:

All results reflect Rexford Industrial’s predecessor as the Company’s initial public offering (“IPO”) was consummated during the third quarter of 2013.

The Company reported a net loss of $0.5 million for the three months ended June 30, 2013, compared to net loss of $2.5 million for the three months ended June 30, 2012.

Net loss in the three months ended June 30, 2013 included approximately $2.6 million of gains associated with the disposition of four of the Company’s properties, partially offset by $0.8 million of impairment associated with the Company’s interest in its La Jolla Sorrento property.

Operating Results:

For the three months ended June 30, 2013, the Company’s Same Property Portfolio produced an 18.4% increase in NOI compared to the second quarter of 2012, driven by an 11.8% increase in Same Property Portfolio revenue, and a 1.7% reduction in Same Property Portfolio expenses. Cash NOI on the Company’s Same Property Portfolio was up 20.8% compared to the second quarter of 2012.

For the six months ended June 30, 2013, NOI on the Company’s Same Property Portfolio increased 13.6%, driven by a 9.4% increase in Same Property Portfolio revenue, and flat Same Property Portfolio expenses, compared to the first six months of 2012. Year-to-date, Cash NOI on the Company’s Same Property Portfolio was up 15.5% compared to the first six months of 2012.

In the second quarter, the Company signed 93 new and renewal leases in its consolidated portfolio, totaling 489,200 square feet. Average rental rates on comparable new and renewal leases were up 8.2% on a GAAP basis, but declined 2.8% on a cash basis. The Company signed 46 new leases, for 256,594 square feet, with GAAP rents up 10.0%, compared to the prior in place leases. The Company signed 47 renewal leases, for 232,606 square feet, with GAAP rents up 7.4% compared to the prior in place leases. For the 46 new leases, cash rents were down 1.8%, and for the 47 renewal leases, cash rents were down 3.2%, compared to the ending cash rents for the prior leases.

The Company has included in a supplemental information package the results and operating statistics that reflect the activities of the Company for the three months ended June 30, 2013. See below for information regarding the supplemental information package.

Acquisition Activity:

On April 1, 2013, the Company acquired Broadway, a 78,183 square foot three-building industrial complex in Carson, California, for $5.4 million, or $70 per square foot. Carson is located in the South Bay sub-market of Los Angeles, in close proximity to both the Port of Los Angeles and the Port of Long Beach. The 100% leased property consists of five units ranging from 9,750 to 22,000 SF with dock-high and grade-level loading.

On April 9, 2013, the Company acquired Benson, an 88,146 square foot industrial business park in Montclair, California, for $7.2 million, or $81 per square foot. Montclair is located on a high-traffic corridor in the West Inland Empire sub-market. The property consists of six multi-tenant buildings, and is currently 86% leased.

On April 17, 2013, the Company acquired Glendale Commerce Center, a 473,345 square foot industrial business park in Los Angeles (Glendale P.O.), California, for $56.2 million, or $119 per square foot. The property is centrally located in the San Fernando Valley, with convenient access to the Interstate 5 freeway, and is in close proximity to Burbank and downtown Los Angeles. The property is comprised of eight single and multi-tenant industrial buildings, including two retail frontage buildings, and is 100% leased.

On May 31, 2013, the Company acquired 240th Street, a 100,851 square foot distribution warehouse located in Los Angeles, for $5.0 million, or $50 per square foot. The property is located in the South Bay sub-market of Los Angeles, in close proximity to the Interstate 110 freeway, the Port of Los Angeles and the Port of Long Beach. The Company is planning to renovate and modernize the property into a state-of-the-art single-tenant distribution warehouse, adding substantial dock-high loading capacity.

Subsequent to the end of the second quarter, on July 30, 2013, the Company acquired Orion, a 48,388 square foot multi-tenant industrial building located in Van Nuys, California for $5.6 million or $116 per square foot. Then, on August 8, 2013, the Company acquired Tarzana, a 75,288 square foot multi-tenant industrial complex located in Tarzana, California for $8.4 million, or $112 per square foot. Both properties are located in Southern California’s San Fernando Valley, one of the highest occupancy submarkets in the greater Southern California industrial market. At acquisition, Tarzana was 81% occupied, and Orion was 90% occupied.

Financing Activity:

On July 24, 2013, the Company consummated its IPO, issuing 16,000,000 shares of its common stock in exchange for net proceeds of approximately $202.8 million after the underwriting discount and offering expenses. On August 21, 2013, the Company issued a total of 451,972 shares of its common stock, pursuant to a partial exercise by the underwriters of their over-allotment option, in exchange for proceeds of approximately $5.9 million net of the underwriting discount.

In connection with the IPO, on July 24, 2013 the Company entered into a $200 million unsecured revolving credit facility with a July 24, 2016 maturity date. Availability under the facility is based upon a borrowing base formula. Borrowings under the facility bear interest at LIBOR plus a margin, based upon the Company’s leverage ratio, of 135 to 205 basis points. The initial margin is 135 basis points. At the Company’s option, the facility may be increased to $400 million, and the maturity date may be extended up to two years, in each case subject to certain requirements and fees. The Company drew $20.9 million to finance the properties acquired subsequent to the end of the second quarter.

Supplemental Information:

Details regarding these results can be found in the Company’s supplemental financial package and Form 10-Q available on the Company’s investor relations website at www.ir.rexfordindustrial.com.

Investor Conference Webcast and Conference Call:

The Company will host a webcast and conference call on Tuesday, September 3, 2013 at 5:00 p.m. Eastern time to review second quarter results and discuss recent events. The live webcast will be available on the Company’s investor relations website at www.ir.rexfordindustrial.com. To participate in the call, please dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of the conference call will be available through September 17, 2013, by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the pass code 419580.

About Rexford Industrial:

Rexford Industrial is a real estate investment trust that specializes in acquiring, owning and operating industrial properties in Southern California infill markets. The Company owns interests in 61 properties with approximately 6.7 million rentable square feet and manages an additional 20 properties with approximately 1.2 million rentable square feet.

For additional information, visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Cautionary Note Regarding Forward-Looking Statements” in the Company’s prospectus for its recently completed IPO and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

NOI: Includes the revenue and expense directly attributable to our real estate properties calculated in accordance with GAAP. Calculated as total revenue from real estate operations including i) rental revenues ii) tenant reimbursements, and iii) other income less property expenses and other property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of NOI for our Same Property Portfolio to net income for our Same Property Portfolio, is set forth below.

Cash NOI: Cash basis NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI i) fair value lease revenue and ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of Cash NOI for our Same Property Portfolio to net income for our Same Property Portfolio, is set forth below.

Same Property Portfolio: Determined independently for each period presented. Comparable properties must have been owned for the entire current and prior periods presented. The Company’s computation of same property performance may not be comparable to other real estate companies.

Contact:

Investor Relations:

Stephen Swett or Rodny Nacier

424 256 2153 ext 401

investorrelations@rexfordindustrial.com

Rexford Industrial Realty, Inc. Predecessor

Consolidated Balance Sheets

	June 30, 2013	December 31, 2012
	(unaudited)
Assets
Investments in real estate, net	$385,691	$320,962
Cash and cash equivalents	24,951	43,499
Restricted cash	2,026	1,882
Notes receivable	7,876	11,911
Rents and other receivables, net	685	560
Deferred rent receivable	3,969	3,768
Deferred leasing costs and in-place lease intangibles, net	7,805	5,012
Deferred loan costs, net	1,504	1,396
Acquired above-market leases, net	1,614	179
Other assets	4,574	1,870
Acquisition related deposits	210	260
Investment in unconsolidated real estate entities	11,486	12,697
Assets associated with real estate held for sale	—	16,500

Total Assets	$452,391	$420,496

Liabilities
Notes payable	$351,187	$302,830
Accounts payable, accrued expenses and other liabilities	2,518	2,589
Due to members	—	1,221
Interest rate contracts	—	49
Acquired below-market leases, net	65	39
Tenant security deposits	4,623	3,753
Prepaid rents	603	334
Liabilities associated with real estate held for sale	—	13,433

Total Liabilities	358,996	324,248

Equity
Rexford Industrial Realty, Inc. (Predecessor)	$11,968	$11,962
Accumulated deficit and distributions	(27,592)	(24,653)

Total Rexford Industrial Realty, Inc. Equity	(15,624)	(12,691)

Noncontrolling interests	109,019	108,939

Total Equity	93,395	96,248

Total Liabilities and Equity	$452,391	$420,496

Rexford Industrial Realty, Inc. Predecessor

Consolidated Statement of Operations

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Rental Revenues
Rental revenues	$9,152	$6,940	$16,932	$13,784
Tenant reimbursements	1,127	706	1,974	1,413
Management, leasing, and development services	170	106	431	170
Other income	49	33	167	50

Total rental revenues	10,498	7,785	19,504	15,417
Interest income	324	449	635	785

Total Revenues	10,822	8,234	20,139	16,202

Operating Expenses
Property expenses	$2,442	$2,184	$4,562	$4,170
General and administrative	1,396	1,180	2,535	2,157
Depreciation and amortization	3,564	2,849	6,739	6,203
Other property expenses	444	353	781	629

Total Operating Expenses	7,846	6,566	14,617	13,159

Other (Income) Expense
Acquisition expenses	$624	$167	$717	$234
Interest expense	4,467	4,346	8,324	8,504
Gain on mark-to-market of interest rate swaps	—	(612)	(49)	(1,223)

Total Other Expense	5,091	3,901	8,992	7,515

Total Expenses	12,937	10,467	23,609	20,674

Equity in income (loss) from unconsolidated real estate entities	$(712)	$(90)	$(925)	$(33)
Gain from early repayment of note receivable	—	—	1,365	—
Loss on extinguishment of debt	—	—	(37)	—

Net Income (Loss) from Continuing Operations	$(2,827)	$(2,323)	$(3,067)	$(4,505)

Discontinued Operations
(Loss) income from discontinued operations before gains on sale of real estate	$(180)	$(145)	$(86)	$(68)
Gain (loss) on extinguishment of debt	(41)	—	(250)	—
Gain on sale of real estate	2,580	—	4,989	—

Income from Discontinued Operations	$2,359	$(145)	$4,653	$(68)

Net Income (Loss)	$(468)	$(2,468)	$1,586	$(4,573)

Net income (loss) attributable to noncontrolling interests	$(1,818)	$1,009	$(3,544)	$2,942

Net Income (Loss) Attributable to Rexford Industrial Realty, Inc. Predecessor	$(2,286)	$(1,459)	$(1,958)	$(1,631)

Rexford Industrial Realty, Inc. Predecessor

Same Property Portfolio Statement of Operations and NOI Reconciliation (unaudited)

Same Property Portfolio Statement of Operations:

	Three Months Ending			Six Months Ending
	June 30			June 30
	2013	2012	Change	2013	2012	Change
Rental Revenues
Rental revenues	$7,564	$6,873	10%	$14,587	$13,565	8%
Tenant reimbursements	884	684	29%	1,670	1,391	20%
Other operating revenues	42	36	17%	160	48	233%

Total rental revenues	8,490	7,593	12%	16,417	15,004	9%
Interest income	324	250	30%	572	500	14%

Total Revenues	8,814	7,843	12%	16,989	15,504	10%

Operating Expenses
Property expenses	$2,141	$2,207	(3%)	$3,977	$4,085	(3%)
Depreciation and amortization	2,876	2,981	(4%)	5,933	6,447	(8%)
Other property expenses	303	280	8%	588	485	21%

Total Operating Expenses	5,320	5,468	(3%)	10,498	11,017	(5%)

Other (Income) Expense
Interest expense	4,195	4,960	(15%)	7,982	8,895	(10%)

Total Other Expense	4,195	4,960	(15%)	7,982	8,895	(10%)

Total Expenses	9,515	10,428	(9%)	18,480	19,912	(7%)

Net Income (Loss)	$(701)	$(2,585)	(73%)	$(1,491)	$(4,408)	(66%)

Same Property Portfolio NOI Reconciliation:

	Three Months Ending			Six Months Ending
	June 30			June 30
	2013	2012	Change	2013	2012	Change
NOI
Net Income (Loss)	$(701)	$(2,585)		$(1,491)	$(4,408)
Add:
Interest expense	4,195	4,960		7,982	8,895
Depreciation and amortization	2,876	2,981		5,933	6,447
Deduct:
Interest income	324	250		572	500

NOI	$6,046	$5,106	18%	$11,852	$10,434	14%

Straight-line rents	62	(55)		6	(185)
Amort. above/below market leases	25	28		60	68

Cash NOI	$6,133	$5,079	21%	$11,918	$10,317	16%

Rexford Industrial Realty, Inc. Predecessor

NOI Reconciliation, Portfolio Detail, and Occupancy (unaudited)

Same Property Portfolio NOI Reconciliation Continued:

	Three Months Ending			Six Months Ending
	June 30			June 30
	2013	2012	Change	2013	2012	Change
Rental revenues	$7,564	$6,873	10%	$14,587	$13,565	8%
Tenant reimbursements	884	684	29%	1,670	1,391	20%
Other operating revenues	42	36	17%	160	48	233%

Total rental revenue	8,490	7,593	12%	16,417	15,004	9%

Interest income	324	250	30%	572	500	14%

Total revenue	8,814	7,843	12%	16,989	15,504	10%

Property expenses	2,141	2,207	(3%)	3,977	4,085	(3%)
Other property expenses	303	280	8%	588	485	21%

Total property expense	2,444	2,487	(2%)	4,565	4,570	(0%)

NOI	$6,046	$5,106	18%	$11,852	$10,434	14%

Straight-line rents	62	(55)	(213%)	6	(185)	(103%)
Amort. above/below market leases	25	28	(12%)	60	68	(11%)

Cash NOI	$6,133	$5,079	21%	$11,918	$10,317	16%

Same Property Portfolio Detail:

	Three Months Ending	Six Months Ending
	June 30, 2013	June 30, 2013
Same Property Portfolio:
Number of Properties	48	47
Square Feet (pro-rata)	4,236,316	4,128,455

Same Property Portfolio Occupancy:

	June 30, 2013	June 30, 2012	Change (ppt)
Occupancy:
Los Angeles County	90.7%	83.2%	7.5%
Orange County	88.1%	91.8%	(3.7%)
San Bernardino County	81.7%	76.2%	5.5%
Ventura County	100.0%	82.1%	17.9%
San Diego County	83.2%	55.8%	27.4%

Total/Weighted Average	88.5%	77.9%	10.6%